Exhibit 1(u)

BLACKROCK MUNICIPAL BOND FUND, INC.

ARTICLES OF AMENDMENT

BLACKROCK MUNICIPAL BOND FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law (the “MGCL”), the charter of the Corporation is hereby amended by renaming a series of the Corporation as set forth below:

Current Name of Series	New Name of Series
BlackRock Municipal Insured Fund	BlackRock Municipal Fund

SECOND: The amendment to the charter of the Corporation that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

THIRD: The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FOURTH: As amended hereby, the charter of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, BLACKROCK MUNICIPAL BOND FUND, INC. has caused these articles to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on January 3, 2011.

BLACKROCK MUNICIPAL BOND FUND, INC.

By: /s/ John M. Perlowski
John M. Perlowski
President

Attest:

/s/ Ben Archibald
Ben Archibald

Assistant Secretary

The undersigned, President of BLACKROCK MUNICIPAL BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: January 3, 2011	/s/ John M. Perlowski John M. Perlowski President

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